Exhibit 8(a)(ix)
FIRST AMENDMENT TO
PARTICIPATION AGREEMENT

This First Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”), Legg Mason Partners Fund Advisor, LLC (the “Adviser”) and The Lincoln National Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2013, (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.      Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

2.      Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC	The Lincoln National Life Insurance Company

By:           /s/ Jeremiah O’Shea                                                                           By:           /s/ Daniel R. Hayes
Name:           Jeremiah O’Shea                                                                           Name:           Daniel R. Hayes
Title:           Managing Director                                                                           Title:           Vice President
Date:    4/17/14                                                                                     Date:   4/25/14

Legg Mason Partners Variable Equity Trust	Legg Mason Partners Variable Income Trust

By:  /s/ Kenneth Fuller                                                                                     By:  /s/ Kenneth Fuller
Name: Kenneth Fuller                                                                                                Name: Kenneth Fuller
Title: President                                                                                     Title: President
Date:           4/21/14                                                                           Date: 4/21/14

Legg Mason Partners Fund Advisor, LLC

By:  /s/ Kenneth Fuller
Name: Kenneth Fuller
Title: President
Date: 4/21/14

Schedule A
Separate Accounts

Separate Accounts
Lincoln Life Flexible Premium Variable Life Account S
Lincoln Life Flexible Premium Variable Life Account Z
Lincoln Life Variable Annuity Account N

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Partners Variable Equity Trust Portfolios
ClearBridge Variable Series Portfolios Class I & II
Legg Mason BW Absolute Return Opportunities VIT Class I & II